UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2007

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 MADISON AVENUE
NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2007 (the “Effective Date”), the Board of Trustees (the “Board”) of CharterMac (the “Registrant”), accepted the resignation of Andrew L. Farkas as an independent trustee from the Board effective as of the Effective Date. Mr. Farkas stepped down from his position on the Board due to time constraints from his other business ventures.

On the Effective Date, the Board appointed Robert J. Dolan to replace Mr. Farkas as an independent trustee to the Board for the balance of Mr. Farkas’ term expiring on the date of Registrant’s 2007 annual meeting or until a successor is elected. Mr. Dolan is currently the Dean at the University of Michigan School of Business and serves as President of William Davidson Institute.

The Registrant’s press release announcing the appointment of Robert J. Dolan was issued on February 12, 2007 and is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a).	Financial Statements
Not Applicable.
(b).	Pro Forma Financial Information
Not Applicable.
(c).	Exhibits

99.1 Press Release dated February 12, 2007, “CharterMac appoints Robert J. Dolan to the Board of Trustees”

2

                              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CharterMac

Date: February 12, 2007	By: /s/ Marc D. Schnitzer

Marc D. Schnitzer

Chief Executive Officer and President